     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2000



                                                      REGISTRATION NO. 333-31192

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              SONOMA SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                3669                               95-4582073
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                           --------------------------

                         4640 ADMIRALTY WAY, SUITE 600
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 827-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           --------------------------

                    GREGORY W. KOSS, CHIEF EXECUTIVE OFFICER
                              SONOMA SYSTEMS, INC.
                         4640 ADMIRALTY WAY, SUITE 600
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 827-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           --------------------------

                                   COPIES TO:

            K.C. SCHAAF, ESQ.                       GREG T. WILLIAMS, ESQ.
         MICHAEL E. FLYNN, ESQ.                        PATTY H. LE, ESQ.
          MARK L. SKAIST, ESQ.                      KANDY L. WILLIAMS, ESQ.
          MARC G. ALCSER, ESQ.                  BROBECK, PHLEGER & HARRISON LLP
  STRADLING YOCCA CARLSON & RAUTH, P.C.               38 TECHNOLOGY DRIVE
  660 NEWPORT CENTER DRIVE, SUITE 1600             IRVINE, CALIFORNIA 92618
     NEWPORT BEACH, CALIFORNIA 92660                    (949) 790-6300
             (949) 725-4000                             (949) 790-6300

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder, all of which will be paid by Sonoma. All of the amounts shown are estimates except for the SEC registration fee, the Nasdaq National Market application fee and the NASD filing fee.

SEC registration fee.......................................  $18,216
NASD filing fee............................................   30,500
Nasdaq application fee.....................................     *
Printing expenses..........................................     *
Legal fees and expenses....................................     *
Accounting fees and expenses...............................     *
Blue sky fees and expenses.................................     *
Miscellaneous..............................................     *
                                                             -------
  Total....................................................  $  *
                                                             =======

------------------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) As permitted by Delaware law, our certificate of incorporation eliminates the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent otherwise required by Delaware law.

    (b) Our certificate of incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by Delaware law. Our bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by Delaware law.

    (c)  We maintain liability insurance upon our officers and directors.

    (d) Our certificate of incorporation also gives us the ability to enter into indemnification agreements with each of our directors and officers. We have entered into indemnification agreements with certain of our directors and officers, which provide for the indemnification of our directors or officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by us from November 1996 through the date hereof involving sales of our securities that were not registered under the Securities Act:

    - Since May 30, 1996, we have granted options to purchase an aggregate of 10,463,150 shares of common stock to employees, officers, and consultants pursuant to our 1996 Stock Option Plan.

    - Since May 30, 1996, we issued an aggregate of 466,493 shares of common stock to employees, officers, and consultants pursuant to the exercise of stock options granted under our 1996 Stock Option Plan.

    - Since November 24, 1999, we have granted options to purchase an aggregate of 1,125,900 shares of common stock to employees, officers, and consultants pursuant to our 1999 Stock Option Plan.

    - On May 31, 1996, we issued 16,000,000 shares of preferred stock to Retix in exchange for the transfer to Sonoma of certain assets and liabilities relating to Retix's former internetworking business.

    - On December 15, 1997, we issued 5,987,000 shares of preferred stock and 12,999 shares of common stock to Retix in exchange for the cancellation of $6,000,000 of debt owed to Retix.

    - On January 15, 1998, we issued to Retix 2,363,636 shares of Series A preferred stock, 1,691,123 shares of Series B convertible preferred stock, and 3,508,877 shares of Series C convertible preferred stock in exchange for the cancellation of $2,730,000 of indebtedness owed to Retix and the cancellation of 21,987,000 shares of preferred stock owned by Retix.

    - On January 15, 1998 and on March 13, 1998, we issued an aggregate of 14,299,997 shares of Series C convertible preferred stock, excluding the 3,508,877 shares of Series C convertible preferred stock issued to Retix, to 5 accredited investors for an aggregate offering price of $9,000,000.

    - On July 8, 1998, we issued warrants to purchase 125,587 shares of common stock to Transamerica Business Credit Corporation and issued warrants to purchase 31,397 shares of common stock to Priority Capital Resources in connection with an equipment line of credit.

    - On November 12, 1998 and December 14, 1998, we issued an aggregate of 6,199,095 shares of Series D convertible preferred stock to 13 accredited investors for an aggregate offering price of $10,000,000.

    - On November 24, 1999 we issued an aggregate of 2,067,248 shares of Series E convertible preferred stock to 17 accredited investors for an aggregate offering price of $7,525,000.

    - On February 24, 2000 we issued an aggregate of 2,334,049 shares of Series E convertible preferred stock to 22 accredited investors for an aggregate offering price of approximately $8,500,000.

    - On February 24, 2000, we issued warrants to purchase 6,000,000 shares of common stock to Nortel Networks Inc. in connection with the OEM Purchase and Sale Agreement entered into between us and Nortel.

We used the proceeds of these sales for working capital and other general corporate purposes. We did not employ any underwriters, brokers or finders in connection with any of the transactions set forth above.

    The sales of the securities listed above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or, with respect to issuances to employees, Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us. We used the proceeds of the stock sales for working capital and other general corporate purposes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  EXHIBITS


       EXHIBIT
         NO.                                    DESCRIPTION
         1.1            Form of Underwriting Agreement**
         2.1            Agreement and Plan of Reorganization and Merger, dated
                                      , 2000, between Sonoma Systems, Inc. and
                        Sonoma Systems**
         3.1            Certificate of Incorporation of Sonoma Systems, Inc.**
         3.3            Bylaws of Sonoma Systems, Inc.**
         4.1            Specimen form of stock certificate for Common Stock**
         5.1            Opinion of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation**
        10.1            1999 Stock Option Plan, as amended (the "1999 Plan")
        10.2            Intentionally Omitted
        10.3            1996 Stock Option Plan, as amended (the "1996 Plan")
        10.4            Intentionally Omitted
        10.5            Form of Indemnification Agreement for Officers and Directors
                        of Sonoma Systems, Inc.**
        10.6            Master Agreement, between Vertel Corporation and Sonoma
                        Systems (formerly Wireless Solutions), dated May 31, 1996
        10.7            Preferred Stock Purchase Agreement, between Sonoma Systems and Retix, dated December 15, 1997
        10.8            Amended and Restated Loan and Security Agreement, between
                        Sonoma Systems and Silicon Valley Bank, dated November 29,
                        1999
        10.9            OEM Reseller Agreement, between Newbridge Networks
                        Corporation and Sonoma Systems, dated September 17, 1997, as amended May 29, 1998 +

       EXHIBIT
         NO.                                    DESCRIPTION
        10.10           Master Loan and Security Agreement, between Transamerica
                        Business Credit Corporation and Sonoma Systems, dated July
                        8, 1998, as amended June 7, 1999
        10.11           Stock Subscription Warrant No. 1, issued by Sonoma Systems to Transamerica Business Credit Corporation, dated July 8,
                        1998
        10.12           Stock Subscription Warrant No. 2, issued by Sonoma Systems to Priority Capital Resources, dated July 8, 1998
        10.13           Sublease Agreement, between Olicom, Inc. and Sonoma Systems, dated December 1, 1998
        10.14           Assignment and Assumption of Sublease and Sub-subleases,
                        among ValueOptions of California, Inc., Vertel Corporation, and Sonoma Systems, dated June 15, 1999
        10.15           Amended and Restated Rights Agreement, dated February 23,
                        2000, between Sonoma Systems and the Investors named therein
                        +**
        10.16           OEM Product Supply Agreement, dated October 22, 1999,
                        between Cabletron Systems, Inc. and Sonoma Systems +
        10.17           OEM Purchase and Sale Agreement, dated February 10, 2000,
                        between Nortel Networks Inc. and Sonoma Systems +
        10.18           Common Stock Purchase Warrant, dated February 24, 2000,
                        issued by Sonoma Systems to Nortel Networks Inc. +
        10.19           OEM Purchase Agreement, dated May 27, 1998, between Siemens
                        Aktiengesellschaft and Sonoma Systems Europe Limited +
        10.20           OEM Agreement, dated May 18, 1998, between Maker
                        Communications, Inc. and Sonoma Systems +
        10.21           Warrant to purchase Stock, dated November 29, 1999, issued by Sonoma Systems to Silicon Valley Bank
        10.22           2000 Employee Stock Purchase Plan
        21.1            Subsidiaries of Sonoma Systems
        23.1            Consent of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation (to be contained in the opinion to be filed as
                        Exhibit 5.1 hereto)**
        23.2            Consent of Deloitte & Touche LLP*
        24.1            Power of Attorney (contained on the signature page of this
                        Registration Statement)*
        27.1            Financial Data Schedule*


------------------------


*  Previously Filed


** To be filed by amendment.

+ Portions of this exhibit are omitted and are filed seperately with the Securities and Exchange Commission pursuant to Sonoma's request for confidential treatment under Rule 406 of the Securities Act of 1933, amended.

(b) Financial Statement Schedule

Schedule II--Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California, on the 8th day of March, 2000.


                                                       SONOMA SYSTEMS, INC.

                                                       By:  /s/ GREGORY W. KOSS
                                                            --------------------------------------
                                                            Gregory W. Koss
                                                            PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                 DATE
                                                       Chief Executive Officer,
/s/ GREGORY W. KOSS*                                     President and Director
-------------------------------------------              (principal executive       March 8, 2000
Gregory W. Koss                                          officer)

                                                       Executive Vice President,
                                                         Chief Financial Officer
/s/ STEVEN M. WASZAK                                     and Chief Operating
-------------------------------------------              Officer (principal         March 8, 2000
Steven M. Waszak                                         financial and accounting
                                                         officer)

/s/ MARK A. FLOYD*                                     Director
-------------------------------------------                                         March 8, 2000
Mark A. Floyd

/s/ CLYDE HEINTZELMAN*                                 Director
-------------------------------------------                                         March 8, 2000
Clyde A. Heintzelman

/s/ ROBERT A. HOFF*                                    Director
-------------------------------------------                                         March 8, 2000
Robert A. Hoff

                                                       Director
-------------------------------------------                                         March 8, 2000
Robert Jenks

                      SIGNATURE                                   TITLE                 DATE
/s/ ANDREW KAU*                                        Director
-------------------------------------------                                         March 8, 2000
Andrew Kau

/s/ WILLIAM JEFFERSON MARSHALL*                        Director
-------------------------------------------                                         March 8, 2000
William Jefferson Marshall

                /s/ STEVEN M. WASZAK
     *By: --------------------------------------
                  Steven M. Waszak
                 (Attorney-in-fact)

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
         1.1            Form of Underwriting Agreement**
         2.1            Agreement and Plan of Reorganization and Merger, dated
                                      , 2000, between Sonoma Systems, Inc. and
                        Sonoma Systems**
         3.1            Certificate of Incorporation of Sonoma Systems, Inc.**
         3.3            Bylaws of Sonoma Systems, Inc.**
         4.1            Specimen form of stock certificate for Common Stock**
         5.1            Opinion of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation**
        10.1            1999 Stock Option Plan, as amended (the "1999 Plan")
        10.2            Intentionally Omitted
        10.3            1996 Stock Option Plan, as amended (the "1996 Plan")
        10.4            Intentionally Omitted
        10.5            Form of Indemnification Agreement for Officers and Directors
                        of Sonoma Systems, Inc.**
        10.6            Master Agreement, between Vertel Corporation and Sonoma
                        Systems (formerly Wireless Solutions), dated May 31, 1996
        10.7            Preferred Stock Purchase Agreement, between Sonoma Systems and Retix, dated December 15, 1997
        10.8            Amended and Restated Loan and Security Agreement, between
                        Sonoma Systems and Silicon Valley Bank, dated November 29,
                        1999
        10.9            OEM Reseller Agreement, between Newbridge Networks
                        Corporation and Sonoma Systems, dated September 17, 1997, as amended May 29, 1998 +
        10.10           Master Loan and Security Agreement, between Transamerica
                        Business Credit Corporation and Sonoma Systems, dated July
                        8, 1998, as amended June 7, 1999
        10.11           Stock Subscription Warrant No. 1, issued by Sonoma Systems to Transamerica Business Credit Corporation, dated July 8,
                        1998
        10.12           Stock Subscription Warrant No. 2, issued by Sonoma Systems to Priority Capital Resources, dated July 8, 1998
        10.13           Sublease Agreement, between Olicom, Inc. and Sonoma Systems, dated December 1, 1998
        10.14           Assignment and Assumption of Sublease and Sub-subleases,
                        among ValueOptions of California, Inc., Vertel Corporation, and Sonoma Systems, dated June 15, 1999
        10.15           Amended and Restated Rights Agreement, dated February 23,
                        2000, between Sonoma Systems and the Investors named therein
                        +**
        10.16           OEM Product Supply Agreement, dated October 22, 1999,
                        between Cabletron Systems, Inc. and Sonoma Systems +
        10.17           OEM Purchase and Sale Agreement, dated February 10, 2000,
                        between Nortel Networks Inc. and Sonoma Systems +
        10.18           Common Stock Purchase Warrant, dated February 24, 2000,
                        issued by Sonoma Systems to Nortel Networks Inc. +
        10.19           OEM Purchase Agreement, dated May 27, 1998, between Siemens
                        Aktiengesellschaft and Sonoma Systems Europe Limited. +
        10.20           OEM Agreement, dated May 18, 1998, between Maker
                        Communications, Inc. and Sonoma Systems +

       EXHIBIT
         NO.                                    DESCRIPTION
        10.21           Warrant to purchase Stock, dated November 29, 1999, issued by Sonoma Systems to Silicon Valley Bank
        10.22           2000 Employee Stock Purchase Plan
        21.1            Subsidiaries of Sonoma Systems
        23.1            Consent of Stradling Yocca Carlson & Rauth, a Professional
                        Corporation (to be contained in the opinion to be filed as
                        Exhibit 5.1 hereto)**
        23.2            Consent of Deloitte & Touche LLP*
        24.1            Power of Attorney (contained on the signature page of this
                        Registration Statement)*
        27.1            Financial Data Schedule*


------------------------


*  Previously Filed


** To be filed by amendment.

+ Portions of this exhibit are omitted and are filed seperately with the Securities and Exchange Commission pursuant to Sonoma's request for confidential treatment under Rule 406 of the Securities Act of 1933, amended.

(b) Financial Statement Schedule

Schedule II--Valuation and Qualifying Accounts